                                                             Exhibit 21.1


                                 Subsidiaries
                                 ------------
Subsidiary                                                   Jurisdiction
----------                                                   ------------

Brightpoint Latin America Holdings, Inc.                          Indiana
Brightpoint de Argentina, S.A.                                  Argentina
Brightpoint de Venezuela, C.A.                                  Venezuela
Brightpoint do Brasil Ltda.                                        Brazil
Brightpoint International Ltd.                                   Delaware
Brightpoint EMA Limited                                    United Kingdom
Brightpoint (UK) Limited                                   United Kingdom
Brightpoint (South Africa) (Proprietary) Ltd.                South Africa
Brightpoint Sweden A.B.                                            Sweden
Brightpoint Middle East FZE                                        U.A.E.
Brightpoint (Ireland) Limited                                     Ireland
Brightpoint Philippines, Inc.                                 Philippines
Brightpoint Australasia Pty Ltd.                                Australia
Brightpoint (Asia Pacific) Pte Ltd.                             Singapore
R.P.S. Industries Company Limited                               Hong Kong
Brightpoint Australia Pty Limited                               Australia
Brightpoint China Limited                                       Hong Kong
Brightpoint FSC, Inc.                                            Barbados
Brightpoint Global Access, Inc.                                   Indiana